SCHEDULE 14C INFORMATION

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:
                      [ ] Preliminary information statement
                [ ] Confidential, for use of the Commission only
                       (as permitted by Rule 14c-5(d)(2))
                      [ X] Definitive information statement

                          THOROUGHBRED INTERESTS, INC.

                (Name of registrant as Specified in Its Charter)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1) Title of each class of securities to which transaction applies: . . . . . .
(2) Aggregate number of securities to which transaction applies:. . . . . . . .
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  . . . . . . . . . .
(4) Proposed maximum aggregate value of transaction:  . . . . . . . . . . . . .
(5) Total fee paid: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[ ] Fee paid previously by written preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: . . . . . . . . . . . . . . . . . . . . . . . . . .
(2) Form, Schedule or Registration Statement No.: . . . . . . . . . . . . . . .
(3) Filing Party: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(4) Date Filed: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


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                          Thoroughbred Interests, Inc.
                              One RiverPointe Plaza
                                    Suite 706
                          Jeffersonville, Indiana 47131
                              Tel.: (502) 584-4434
                               Fax: (812) 282-2152


                                                     April 22, 2004

Dear Stockholder:

         The enclosed information statement is being furnished to all holders of shares of common stock, par value $.001 per share, of Thoroughbred Interests, Inc., a Nevada corporation. The purpose of this information statement is to notify the stockholders that on March 18, 2004, stockholders together holding 52% of the total voting power submitted to Thoroughbred Interests, Inc. a written consent to amending our articles of incorporation to change our name to "Phoenix Interests, Inc."

         Because no further stockholder action is required to change our name, the board of directors is not soliciting your proxy. We urge you to read the information statement in its entirety for a description of the action taken to approve changing our name.


                           /s/ James Tilton
                           ----------------------------
                           Chairman, President and CEO

                          Thoroughbred Interests, Inc.
                              One RiverPointe Plaza
                                    Suite 706
                          Jeffersonville, Indiana 47131
                              Tel.: (502) 584-4434
                               Fax: (812) 282-2152

                              INFORMATION STATEMENT
                               UNDER SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER


         NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         We are sending you this information statement to inform you that on March 18, 2004, our board of directors adopted a resolution recommending to our stockholders that the name of Thoroughbred Interests, Inc. be changed to "Phoenix Interests, Inc." On the same date, stockholders together holding 52% of the total voting power submitted our company a written consent authorizing changing its name to "Phoenix Interests, Inc."

         Because no further stockholder action is required to change the company's name, the board of directors is not soliciting your proxy.


                        VOTE REQUIRED; MANNER OF APPROVAL

         Under the Nevada Revised Statutes (the NRS), amending our company's articles of incorporation to change its name requires the affirmative vote of the holders of a majority of the voting power of the company.

         Section 78.320 of the NRS states in substance that unless a company's articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if one or more consents in writing, setting forth the action so taken, are signed by holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve that action at a meeting of stockholders. Under the applicable provisions of the NRS, this action is effective when the necessary written consents are executed and delivered to the company.

         In accordance with the NRS, we have received a consent from stockholders holding the majority of the voting power approving amending the company's articles of incorporation to change its name to "Phoenix Interests, Inc." As a result, no further action of our stockholders is required to approve this amendment.


                   DATE OF FILING OF CERTIFICATE OF AMENDMENT

         Changing our name will require that we file with the Secretary of State of the State of Nevada a certificate of amendment of our articles of incorporation. Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, we cannot file the certificate of amendment until 20 days after this information statement has been sent to our stockholders. This information statement is being mailed on or about April 22, 2004, to stockholders of record on March 18, 2004. Consequently, we anticipate filing the certificate of amendment no sooner than May 12, 2004.

                             REASON FOR NAME CHANGE

         Our core business has been acquiring undervalued yearling thoroughbred horses and reselling them as two-year-olds; this is commonly referred to as "pinhooking." The board of directors has, however, decided to broaden the focus of our business beyond pinhooking and into gaming, entertainment, and potentially other sectors. Consistent with this broader focus, on February 20, 2004, we announced that we have signed a definitive agreement to acquire Totemaster software from Great American Financial Corp. This software, which is still in development, incorporates a pari-mutuel wagering system aimed at revolutionizing wagering techniques in the racing industry. We continue to explore other opportunities. In January 2004 we elected to be regulated as a business development company; that will better position us to take advantage of similar acquisition opportunities.

         The board of directors has determined that our company's name should be changed so as to reflect this broader focus, and has selected as our new name "Phoenix Interests, Inc."


                  INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

         No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in our amending our company's name that is not shared by holders of our common stock.


                                VOTING SECURITIES

         As of the record date, 13,850,720 shares of our common stock, 4,850 shares of our Class A preferred stock, and 11,400,000 shares of our Class C preferred stock were outstanding. Each share of common stock is entitled to one vote. Each share of Class A preferred stock is entitled to a number of votes equal to the number of shares of common stock into which it could have been converted. For purposes of the action by written consent authorizing the name change, each share of Class A preferred stock had voting power equivalent to approximately 3,401 shares of common stock. Shares of Class C preferred stock are not entitled to vote.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows, as of March 18, 2004, the beneficial ownership of our common stock and preferred stock (1) by any person or group that we know beneficially owns more than 5% of the outstanding common stock or any class of preferred stock, (2) by each director and executive officer, and
(3) by all directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in this table have sole voting and investment power with respect to those shares. The address of all individuals for whom an address is not otherwise indicated is One RiverPointe Plaza, Suite 706, Jeffersonville, Indiana 47131.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                     Number of Shares
       Name and Address             Beneficially Owned             Class of Stock           Percentage of Class(1)
------------------------------- ---------------------------- ---------------------------- ----------------------------
James D. Tilton, Jr.                     1,039,947                     Common                        48.2%
CEO and director                        10,900,000                Class C preferred                  95.6%
------------------------------- ---------------------------- ---------------------------- ----------------------------
Peter Klamka, director                     250,000(2)                  Common                         0.2%
                                           250,000                Class C preferred                   2.2%
------------------------------- ---------------------------- ---------------------------- ----------------------------
Hiram Woo, director                        250,000(2)                  Common                         0.2%
                                           250,000                Class C preferred                   2.2%
------------------------------- ---------------------------- ---------------------------- ----------------------------
All directors and officers as            1,039,947                     Common                        49.3%
a group                                 11,400,000                Class C preferred                   100%
------------------------------- ---------------------------- ---------------------------- ----------------------------

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

(1) Figures based on 13,850,720 shares of common stock and 11,400,000 shares of Class C preferred stock being outstanding as of March 18, 2004, with each share of Class C preferred stock being convertible at any time, at the option of the holder, into one share of common stock.

(2) Consists of 250,000 shares of Class C preferred stock, each convertible at any time at the option of the holder into one share of common stock.


                                     GENERAL

         Our board of directors reserves the right, notwithstanding stockholder approval and without further action on the part of the stockholders, not to proceed with filing a certificate of amendment to the articles of incorporation with the Secretary of State of the State of Nevada if, at any time prior to filing, our board of directors, in its sole discretion, determines that changing our company's name is no longer in the best interests of our company and its stockholders.

         No dissenters' rights under the NRS are afforded to our stockholders as a result of stockholder approval of the name change.

         We will pay any expenses incurred in connection with distributing this information statement; we anticipate that those expenses will amount to less than $2,000.


                                 OTHER BUSINESS

         The management knows of no matter other than those described in this information statement that have been approved or considered by holders of a majority of the voting power of our stock.

         If you have any questions regarding this information statement or the proposed change in the Company's name, please contact James D. Tilton, Jr., at One RiverPointe Plaza, Suite 706, Jeffersonville, Indiana 47131, telephone number (812) 285-0768.




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